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Exhibit 10.18

U.S. $625,000	No. NLCP-10

Netlist, Inc.
475 Goddard
Irvine, CA 92618 USA
(Incorporated in the State of Delaware)

7.5% Promissory Note

        Netlist, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation), for value received, hereby promises to pay to Serim Paper Manufacturing Co., Ltd., 505, ShinSa-Dong, KangNam-Ku, Seoul, Korea, or its assigns, the principal sum of Six Hundred Twenty-Five Thousand Dollars, on July 3, 2006 (the "Initial Maturity Date") upon the presentation and surrender of this Security or, if no such presentation or surrender of this Security is made on that date, on April 3, 2007 (the "Rollover Maturity Date").

        The Company promises to pay interest on the principal amount of this Security at a rate of 7.5% per annum. Interest payments will be made on the Initial Maturity Date and, if applicable, the Rollover Maturity Date (each, an "Interest Payment Date"). Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 3, 2005. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        Reference is made to the further provisions of this Security on the reverse side hereof, which will, for all purposes, have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this 7.5% Promissory Note to be duly executed under its corporate seal.

Dated: October 3, 2005.

NETLIST, INC.
	By:	/s/ C.K. HONG
C.K. Hong President
Attest:
/s/ CHRISTOPHER LOPES Christopher Lopes Secretary

Terms and Conditions of this Security

        1.    Method of Payment.    The Company shall pay interest on this Security to the holder of this Security at the close of business on the date immediately preceding each Interest Payment Date. The holder must present and surrender this Security to the Company to collect the principal payment. Notwithstanding any statement included on the face of this Security, the holder of this Security, upon the mutual agreement of such holder and the Company, may present and surrender this Security in exchange for the immediate payment of the then-outstanding principal and all interest accrued on this Security at any time prior to the Initial Maturity Date or the Rollover Maturity Date, as the case may be. The Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender") and shall pay principal and interest by wire transfer of funds to the bank account of the financial institution designated by the securities company representing the holder of this Security.

        2.    Defaults and Remedies.    If the Company defaults on any payment due under this Security, the holder may declare all interest and principal due and owing under this Security to be immediately due and payable.

        3.    No Recourse Against Others.    No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under this Security or for any claim based on, in respect of or by reason of, such obligations or their creation. Each holder of this Security, by accepting this Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

        4.    Acquisition for Investment.    By accepting this Security, the holder hereof shall be deemed to have represented to the Company that such holder (i) is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act of 1933, (ii) by reason of its business or financial experience, has the capacity to protect its own interests in connection with the acquisition of this Security, and (iii) is acquiring this Security for its own account, for investment purposes only, and not with a view to, or for sale in connection with, any distribution of this Security.

        5.    Miscellaneous.    The terms of this Security may be amended or supplemented only by a written instrument executed by the Company and the current holder of this Security and any existing default under the terms of this Security may be waived with the consent of such holder. When a successor assumes all the obligations of its predecessor under this Security, the predecessor will be released from those obligations. The terms and provisions of this Security shall be governed by the law of the State of California without giving effect to any conflicts of laws provisions.

FOR VALUE RECEIVED
FILL IN AMOUNT
NAME IN FULL OF TRANSFEROR
Hereby shall assign and transfer unto
NAME IN FULL OF TRANSFEREE
this Security, and do hereby irrevocably constitute and appoint as Attorney to transfer said Security on the register of the within named Corporation, with full power of substitution in the premises.
Dated:

IN THE PRESENCE OF:

TRANSFEROR
2 WITNESSES SIGN HERE
IN THE PRESENCE OF:

TRANSFEREE
2 WITNESSES SIGN HERE

        THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

        KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

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Netlist, Inc. 475 Goddard Irvine, CA 92618 USA (Incorporated in the State of Delaware)
7.5% Promissory Note
Terms and Conditions of this Security